                                    LAW FIRM
                      ------------------------------------
                         BLACKWELL SANDERS PEPER MARTIN
                                      LLP
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               2300 MAIN STREET SUITE 1000 KANSAS CITY, MO 64108
                   P.O. BOX 419777 KANSAS CITY, MO 64141-6777
                    TEL: (816) 983-8000 FAX: (816) 983-8080
                       WEBSITE: www.blackwellsanders.com

                                  July 16, 2003

Monmouth Real Estate Investment Corporation
Juniper Business Plaza
3499 Route 9 North, Suite 3-C
Freehold, New Jersey  07728

        Re:        Monmouth Real Estate Investment Corporation

Dear Ladies and Gentlemen:

     We are special legal counsel to Monmouth Real Estate Investment
Corporation, a Maryland corporation (the "Company"), and have represented the
Company in connection with the preparation of a Post-Effective Amendment to its
Registration Statement on Form S-3, Registration No. 333-104502 (the
"Registration Statement"), relating to the registration and proposed resale by certain beneficial owners of up to an aggregate of 1,257,253 shares of the Class
A Common Stock of the Company. You have requested our opinion on certain federal income tax matters in connection with the Registration Statement. For the purposes of this Opinion Letter, the term "Subsidiary" means any corporation, limited partnership or limited liability company for which the Company owns fifty percent (50%) or more of the outstanding equity interests.

     In rendering this opinion, we have reviewed (i) the Registration Statement;
(ii) the Company's Articles of Incorporation as filed with the Secretary of
State of Maryland; (iii) the Company's Bylaws, as amended; and (iv) the organizational documents of each Subsidiary, as amended.

     For purposes of this Opinion, we have assumed that the Company was properly qualified as a "real estate investment trust" under the Internal Revenue Code of
1986, as amended (the "Code") for the taxable years ending September 30, 1968 through 1999. Furthermore, with respect to matters of fact, in rendering this opinion we have relied upon the representations of fact set forth in a certificate of an officer of the Company (the "Officer's Certificate"). Although
we have not independently verified the truth, accuracy or completeness of the factual representations contained in the Officer's Certificate and the underlying assumptions upon which they are based, nothing has come to the attention of Jason A. Reschley or Kirstin Pace Salzman,

Monmouth Real Estate Investment Corporation
July 16, 2003

the attorneys primarily responsible for the preparation of the Registration
Statement, that would cause them to question such representations.

     Based upon the foregoing, and the discussions in the Prospectus under the caption "Material United States Federal Income Tax Consequences" (which are incorporated herein by reference) we are of the opinion that: (1) based on the
Officer's Certificate, for its taxable years ended September 30, 2000 through
September 30, 2002, the Company has continuously been organized and has operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code; (2) based on the Officer's Certificate, the
Company's current and proposed organization and method of operation will permit it to continue to meet the requirements for taxation as a "real estate investment trust" under the Code for its September 30, 2003 taxable year and thereafter; and (3) the federal income tax discussion described in the
Registration Statement under the caption "Material United States Federal Income
Tax Consequences" is correct in all material respects and fairly summarizes in all material respects the federal income tax laws referred to therein.

     We note, however, that the ability of the Company to qualify as a real estate investment trust for any year will depend upon future events, some of which are not within the Company's control, and it is not possible to predict whether the facts set forth in the Registration Statement, the Officer's
Certificate and this letter will continue to be accurate in the future. In addition, our opinions are based on the Code, the Treasury regulations thereunder (the "Regulations"), published rulings of the Internal Revenue
Service (the "Service"), cases or other relevant authority and the status of the
Company as a real estate investment trust for federal income tax purposes may be affected by changes in the Code, the Regulations and other relevant authority.

     We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to our firm under the captions "Material United
States Federal Income Tax Consequences" and "Legal Matters" in the Prospectus
included in the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                       Very truly yours,

                                       /s/ Blackwell Sanders Peper Martin LLP

                                       Blackwell Sanders Peper Martin LLP